                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ---------------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ---------------------------

                               PENTON MEDIA, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                    36-2875386
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

1100 SUPERIOR AVENUE, CLEVELAND, OHIO                       44114
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

                            ------------------------

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|


         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form
relates:    333-56877
        ----------------
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered
     -------------------                    ------------------------------

COMMON STOCK, PAR VALUE $0.01 PER SHARE            NEW YORK STOCK EXCHANGE
----------------------------------------    ------------------------------------
Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the registrant's common stock, par value $0.01 per share, required by this Item is contained in the registrant's registration statement on Form S-1 (Registration No. 333-56877) under the Securities Act of 1933, filed with the Securities and Exchange Commission on June 15, 1998, as amended (the "Registration Statement"). Such description, which appears in the prospectus contained in the Registration Statement under the captions "Description of Capital Stock" and "Anti-Takeover Effects," is incorporated herein by reference.


ITEM 2.  EXHIBITS.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                     PENTON MEDIA, INC.


Date:  March 29, 1999                                /s/ Preston L. Vice
                                                     --------------------------
                                                     Preston L. Vice
                                                     Senior Vice President